Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On June 1, 2021, Kaleyra, Inc. (“Kaleyra”) and Vivial Inc. (“Vivial”) completed the acquisition by Kaleyra of the business owned by Vivial known as mGage (the “Merger”).

For the purpose of the preparation of the unaudited pro forma combined financial information the historical financial information of mGage has been derived from the unaudited historical condensed consolidated financial information for the five months ended May 31, 2021 of Vivial Networks LLC (“Vivial Networks”), a subsidiary of Vivial, which, together with its subsidiaries, represents the acquired business of mGage. On July 1, 2021, Kaleyra completed a company reorganization of the acquired business of mGage through the initial dissolution of Vivial Networks LLC, and the following merger of its subsidiary mGage, LLC into the surviving holding company, Vivial Inc., which subsequently changed its name into Kaleyra US Inc., as a result of the reorganization.

The following unaudited pro forma combined financial information for the year ended December 31, 2021 is based on the audited historical consolidated financial statements of Kaleyra for the year ended December 31, 2021 and the unaudited historical condensed consolidated financial information of Vivial Networks for the five months ended May 31, 2021. The following unaudited pro forma combined financial information for the year ended December 31, 2021 should be read in conjunction with: (i) the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 14, 2021, including the related notes, included within Exhibit 99.1; (ii) the Current Report on Form 8-K/A filed with the SEC on June 21, 2021, including the related notes, included within Exhibit 99.2 and 99.3; (iii) the quarterly report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 9, 2021; (iv) the quarterly report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 9, 2021; and (v) the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 8, 2022. All the above historical financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

The above historical financial information of Kaleyra and Vivial Networks has been adjusted to give effect to the following transactions, (together, the “Transactions”):

•	The Merger;

•

The issue and sale by Kaleyra, of an aggregate of 8,400,000 shares of Kaleyra common stock to certain institutional investors at $12.50 per share, pursuant to the subscription agreements dated February 18, 2021 (the “PIPE Shares”);

•

The issue in a private placement, of $200 million aggregate principal amount of unsecured convertible notes to certain institutional investors (the “Merger Convertible Notes”, and together with the PIPE Shares the “Financing”);

•

The payment by Kaleyra of the consideration for the Merger (the “Merger Consideration”) to Vivial equity holders, including cash consideration and common stock consideration consisting of 1,600,000 shares of newly issued Kaleyra Common Stock issued to the Vivial equity holders.

The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2021 gives effect to the Transactions as if they had occurred on January 1, 2020.

The unaudited pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been, had the Merger occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Kaleyra Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2021

(Unaudited)

	Historical		Pro forma
	Kaleyra For the year ended December 31, 2021	Vivial Networks Reclassified For the five months ended May 31, 2021	Financing Adjustment	Merger Adjustment	Pro forma Combined
(in thousands, except share and per share data)
			Note 2.1	Note 2.2
Revenue	$267,739	54,421			$322,160
Cost of revenue	210,228	38,938		2,086	251,252

Gross profit	57,511	15,483	—	(2,086)	70,908

Operating expenses:
Research and development	18,456	4,830			23,286
Sales and marketing	21,077	1,896		4,259	27,232
General and administrative	50,957	2,190			53,147

Total operating expenses	90,490	8,916	—	4,259	103,665

Income (loss) from operations	(32,979)	6,567	—	(6,345)	(32,757)

Other income, net	185	—			185
Financial expense, net	(8,795)	—	(5,926)		(14,721)
Foreign currency loss	(97)	(75)			(172)

Income (loss) before income tax benefit	(41,686)	6,492	(5,926)	(6,345)	(47,465)

Income tax benefit	(7,689)	(41)		(1,717)	(9,447)

Net income (loss)	$(33,997)	6,533	(5,926)	(4,628)	$(38,018)

Net loss per common share basic and diluted:	$(0.92)				$(0.92)

Weighted average common shares used in computing net loss per common share basic and diluted	37,031,698				41,253,920

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION

(Unaudited)

(in thousands of United States dollars, except for share and per share amounts, unless otherwise noted)

1.	Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for the unaudited pro forma combined financial information.

Vivial’s historical financial information for the five months endend May 31, 2021 has been reclassified in order to conform it with Kalerya’s acounting policies and income statement presentation. Main changes were as follows: (i) reclassification of depreciation and amortization to cost of revenue and general and administrative; (ii) reclassification of selling, general and administrative expense to research and development.

Kaleyra and Vivial have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2.	Pro forma adjustments

The unaudited pro forma combined financial information reflects the impact of the following pro forma transaction accounting adjustments.

2.1.	Financing adjustment

The amounts in this column include the pro forma adjustments related to the issuance of the Financing with respect to the five months period ended May 31, 2021.

No pro forma tax benefit has been reflected in connection with the pro forma adjustment to Financial expense, net as Kaleyra is in a net loss tax position and a valuation allowance would be established for the amount of any deferred tax assets.

2.2.	Merger adjustment

The amounts in this column include the amortization of Intangible assets, net with respect to the five months period ended May 31, 2021, based on the purchase price allocation values of intangible assets acquired, amortized over the respective estimated useful lives, net of the tax impacts.

3.	Pro forma loss per common share

Pro forma loss per common share for the year ended December 31, 2021 has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the Transactions had been issued and outstanding on January 1, 2020.

Kaleyra’s unaudited historical condensed consolidated statement of operations for the year ended December 31, 2021 were in a net loss position, thus Kaleyra’s stock awards and outstanding warrants were excluded from the computation of net loss per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock awards and outstanding warrants in the pro forma combined financial information due to the combined results being in a net loss position.

4.	Other information

The Pro Forma Combined Statement of Operations include $5.5 million of Merger transaction costs incurred in the year ended year ended December 31, 2021.

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